Farber & Hass LLP

February 11, 2004

Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read Item 4 of Melt Inc.'s Form 8-K dated February 10 and we agree with the statements made therein.

Yours truly,

/s/ Farber & Hass LLP
Camarillo, California